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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 22, 2003

AMERICHIP INTERNATIONAL INC.
formerly Southborrough Ventures, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	000-33127	98-0339467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12933 W. Eight Mile Road
Detroit, Michigan 48235
(Address of principal executive offices) (Zip code)

(734) 302-8708
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report.)

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ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE

The Company has decided, at this time, not to proceed with an increase in authorized capital as set forth in the preliminary information statement filed with the Securities and Exchange Commission on December 4, 2003. The Company has sufficient authorized capital to complete the transaction referred to in the preliminary information statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriChip International Inc. (Registrant)

Date: December 22, 2003	/s/ David Howard
David Howard President and Chief Executive Officer